UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 10, 2013

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See Item 2.03 and Item 3.02 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 10, 2013, CAS Medical Systems, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with East West Bank (“Bank”).  Pursuant to the Amendment: (i) the Bank is providing the Company with an additional secured term loan in the amount of $1,500,000 (the “Additional Term Loan”, and together with the currently outstanding $3,500,000 term loan from the Bank, collectively, the “Term Loan”) and (ii) is reducing the cap on the Company’s existing secured revolving line of credit (the “Revolver”) from $2,500,000 to $2,000,000.  The Term Loan will now mature on July 31, 2016.  The Amendment also extended the maturity date of the Revolver to July 31, 2014.

Under the Loan and Security Agreement, as modified by the Amendment, advances under the Revolver will bear interest, on the outstanding daily balance thereof, at a rate equal to 2.00% above the Bank’s prime rate (with a 3.25% floor on the prime rate), and the Term Loan will bear interest, on the outstanding daily balance thereof, at a fixed rate of 5.75%.  Interest on the loans is payable monthly.  Principal on the Revolver is due on the Maturity Date, while principal on the Term Loan is payable in 24 equal installments commencing in August 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

In connection with the Amendment described above, on May 10, 2013 the Company issued to the Bank a Warrant to Purchase Stock (the “Warrant”), pursuant to which the Bank received the right to purchase 30,257 shares of Company common stock for a five-year period expiring on May 10, 2018, at an exercise price of $1.983 per share.

The amount of shares issuable pursuant to the Warrant, and the exercise price thereof, are subject to adjustment only in the event of stock splits, subdivisions, reclassifications, exchanges, combinations, and similar transactions.  The Warrant also contains a cashless exercise provision.

The issuance of the Warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is included as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Second Amendment to Loan and Security Agreement dated May 10, 2013 between the Company and East West Bank
10.2	Warrant to Purchase Stock dated May 10, 2013 issued to East West Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: May 13, 2013	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer